EXHIBIT 24


                            GENERAL POWER OF ATTORNEY

         I, Bernard M. Trager of Louisville, Kentucky, hereby constitute and appoint Steven E. Trager of Louisville, my true and lawful attorney-in-fact, with full power for me and in my name, place and stead, in his sole discretion, to transact, handle and dispose of all matters affecting me and/or my estate in any possible way. Without limiting or derogating from this general power, I specifically authorize my attorney-in-fact for me and in my name, place and stead, in his sole discretion, to make contracts; to lease, sell or convey any real or personal property that I may now or hereafter own; to receive and receipt for any money which may now or hereafter be due to me; to retain and release all liens on real or personal property to draw, make and sign in my name any and all checks, contracts or agreements; to invest or reinvest my money for me; to institute or defend suits concerning my property or rights; to file all tax returns (including, without limitation, state and federal income tax returns); to enter all safe deposit boxes; to transfer assets of mine to any trust created by me for addition to trust principal; and generally to do and perform for me and in my name all that I might do if present. Also without limiting or derogating from his (her) general power, I authorize my attorney-in-fact to make all decisions regarding my health care and medical treatment.

         This general power of attorney shall not be affected by my disability as principal.

         I hereby adopt and ratify all of the acts of my said attorney done in pursuance of the power hereby granted, as fully as if I were acting in my own proper person.

         IN TESTIMONY WHEREOF, WITNESS my signature this 17th day of December, 1998.


                                      /s/ BERNARD M. TRAGER
                                      ------------------------------------
                                      BERNARD M. TRAGER



COMMONWEALTH OF KENTUCKY)
                        :
COUNTY OF JEFFERSON     )

         I, a Notary Public in and for the Commonwealth and County aforesaid, do certify that the foregoing General Power of Attorney was this day produced to be by BERNARD M. TRAGER and acknowledged by BERNARD M. TRAGER to be his (her) free act and deed.

         WITNESS my hand and seal of office this 17th day of December, 1998.

/S/ JAN A. HYLAND                                    2/14/99
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Notary                                      My commission expires